                                                                   EXHIBIT 23.4

                          CONSENT OF PERSON NAMED TO
                               BECOME A DIRECTOR

  Pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of VIALOG Corporation ("VIALOG") in the Prospectus constituting a part of VIALOG's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act.

                                                          2/25/97
                                          Dated: ______________________________

                                                   /s/ Robert Eckenrode
                                          _____________________________________
                                          Name: Robert Eckenrode